UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2014

Date of Report (Date of earliest event reported)

SUCCESS HOLDING GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188563	99-0378256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

Registrant’s telephone number, including area code

n/a

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 17, 2014, the Board of Directors of Success Holding Group International, Inc., a Nevada corporation (the "Company"), authorized the execution of that certain share assignment agreement dated October 17, 2014 (the "Share Assignment Agreement"), pursuant to which Success Holding Group Corp. USA, a Colorado corporation ("SHGR"), agreed to assign and transfer to the Company all of the 4,770,000 shares of common stock SHGR held of record of StatClash Inc. ("StatClash"). SHGR previously had entered into that certain definitive acquisition agreement dated August 8, 2013, as amended (collectively, the "Acquisition Agreement") with StatClash pursuant to which StatClash sold and issued 4,770,000 shares of its common stock to the Company, which constituted a 31% equity interest in StatClash.

StatClash is a start-up daily fantasy sports site based in Mount Clemens, Michigan. StatClash's virtual games allow sports fans the excitement of season long fantasy sports in any one given day. With daily fantasy sports, users have more flexibility when it comes to choosing players. They are not confined to the same team for an entire season. Users can also start playing at any point whereas season-long fantasy sports participants cannot play if they miss the draft. Finally, StatClash's daily fantasy sports offer a simplicity and convenience unmatched by season-long fantasy play, which requires a much more significant time investment. StatClash will offer a wider selection of sports and league that its competitors as well as a superior interface and higher quality features, including mobile play for users on the go.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Share Assignment Agreement dated October 17, 2014 between Success Holding Group International Inc. and Success Holding Group Corp USA.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS HOLDING GROUP INTERNATIONAL INC.

Date: November 4, 2014	/s/ Brian Kistler
Brian Kistler
President